EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement No. 333-25829 of U. S. Bancorp on Form S-4 of our report dated January 19, 1995, on our audit of the consolidated financial statements of income, shareholders' equity and cash flows of West One Bancorp and Subsidiaries for the year ended December 31, 1994, which report is included in the U. S. Bancorp's 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


                                    /s/ Coopers & Lybrand LLP
                                    COOPERS & LYBRAND L.L.P.


Boise, Idaho
June 17, 1997